THE CHASE VISTA SELECT LARGE CAP EQUITY FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
12/09/98  	Infinity Broadcating Corproation (INF) Class A Common Stock

Shares       Price         Amount
20,000      $20.50	 $410,000.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
$0.82 	    N/A        0.01429%	               0.32286%

     Broker
      Merrill Lynch & Co.


Underwriters of Infinity Broadcating Corproation (INF) Class A Common Stock

U.S. Underwriters               	    Number of Shares
Merrill Lynch & Co.			     140,000,000.00
			Total		     140,000,000.00


THE CHASE VISTA SELECT LARGE CAP EQUITY FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
11/23/98       Associates First Capital Corp. (AFS) Class A Shares

Shares       Price         Amount
1,500	    $75.50	 $113,250.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
$2.07	    N/A        0.01000%		       0.50000%

     Broker
Goldman Sachs & Co.


Underwriters of Associates First Capital Corp. (AFS) Class A Share

U.S. Underwriters				Number of Shares
Goldman Sachs & Co.	                 	   15,000,000.00
			Total		           15,000,000.00


THE CHASE VISTA SELECT LARGE CAP EQUITY FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
10/21/98  Conoco Inc. (COC) Class A Common Stock
Shares       Price         Amount
16,000      $23.00	 $368,000.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
$0.9177    N/A          0.00836% 	       0.26116%

   Broker
Morgan Stanley Dean Witter

Underwriters of Conoco Inc. (COC) Class A Common Stock

U.S. Underwriters               	    Number of Shares
Morgan Stanley & Co.
Credit Suisse First Boston
Goldman Sachs & Co.
Merrill Lynch Pierce, Fenner & Smith Inc.
J.P. Morgan Securities Inc.
Smith Barney Inc.
BT Alex Brown Inc.
Schroder & Co. Inc.
ABN Amro Inc.
Robert W. Baird & Co. Inc.
Bear Stearns & Co.
Sanford C. Berstein & Co. Inc.
Blaylock & Partners, L.P.
Chase Securities Inc.
Chatsworth Securities LLC
CIBC Oppenheimer
Deutsche Bank Securities Inc.
Donaldson, Lufkin & Jenrette Securities Corp.
A.G. Edwards & Sons, Inc.
Fahnestock & Co. Inc.
Guzman & Company
Howard, Weil, Labouisse, Friedrichs Inc.
ING Baring Furman Selz LLC
Jefferies & Company, Inc.
Edward S. Jones & Co., L.P.
Legg Mason Wood Walker, Inc.
McDonald & Company Securities, Inc.
NationsBanc Montgomery Securities LLC
Nesbitt Burns Securities Inc.
Neuberger & Berman LLC
Ornes Capital Markets, Inc.
PaineWebber Inc.
Petrie Parkman & Co.
Prudential Securities Inc.
Raymond James & Associates, Inc.
The Robinson-Humphrey Company LLC
Sanders Morris Mundy Inc.
Muriel Siebert & Co., Inc.
Starr Securities, Inc.
Warburg Dillion Read LLC
Wheat First Securities, Inc.
			Total                191,456,427.00


THE CHASE VISTA SELECT LARGE CAP EQUITY	FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
03/30/99 	Pepsi Bottling Group Inc. (PBG) Common Stock

Shares       Price         Amount
45,000      $23.00	 $1,035,000.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
$0.9177     N/A        0.04500%	               1.08000%

   Broker
Merrill Lynch & Co.

Underwriters of Pepsi Bottling Group Inc. (PBG) Common Stock

U.S. Underwriters               	    Number of Shares
Merrill Lynch Pierce Fenner & Smith
Morgan Stanley Dean Witter
			Total		      100,000,000.00